AGREEMENT OF CONVEYANCE, TRANSFER,

ASSIGNMENT OF ASSET, ASSUMPTION OF OBLIGATIONS AND SPIN OFF

This Agreement of Conveyance, Transfer and Assignment of Asset, Assumption of Obligations and Spin off (“Transfer and Assumption Agreement”) is made as of April 2, 2021, by Kronos Advanced Technologies, Inc., a Nevada corporation (“Assignor”) and DogeSPAC, LLC., a Puerto Rico Limited Liability Company (“Assignee”), collectively, (“The Parties.”)

WHEREAS, Assignor has been engaged in the business of developing air purifiers (the “Business”); and

WHEREAS, Assignor desires to convey, transfer and assign to Assignee, and Assignee desires to acquire from Assignor, 600,000,000 Dogecoin Cash tokens (COIN:DOG) currently owned by Assignor, and in connection therewith, Assignee has agreed to assume all of the liabilities of Assignor, if any, relating to said tokens, on the terms and conditions set forth herein.

WHEREAS, Assignor wishes to dispose of the above asset, in order to focus on its core business, after transferring said asset to a subsidiary and subsequently spinning off that subsidiary to Assignor’s shareholders.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1.

ASSIGNMENT

1.1

Assignment of Assets. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Assignor, which includes 100% ownership in DogeSPAC, LLC, Assignor does hereby assign, grant, bargain, sell, convey, transfer and deliver to Assignee, and its successors and assigns, all of Assignor’s right, title and interest in, to and under the asset, Dogecoin Cash, of every kind and description, wherever located, tangible or intangible, owned, held or used in the conduct of the Business (the “Asset”), including, but not limited to, the asset witnessed on Etherscan via wallet Oxdee89f902e62b2a5 90dd9bc6e928e9326756c03d at

https://etherscan.io/token/Oxb9 1 b9ae0c65c7b3f066f5e92db0 S6af2decfa92?7a=0xdee89f902e62b2a590dd9bc6e928e

9326756c03d;

1.2

Further Assurances. Assignor shall from time to time after the date hereof at the request of Assignee and without further consideration execute and deliver to Assignee such additional instruments of transfer and assignment, including without limitation any bills of sale, assignments of leases, deeds, and other recordable instruments of assignment, transfer and conveyance, in addition to this Transfer and Assumption Agreement, as Assignee shall reasonably request to evidence more fully the assignment by Assignor to Assignee of the Assets.

ARTICLE 2.

ASSUMPTION AND SPIN OFF

2.1

Assumed Liabilities. While the tokens described above are debt free, as of the date hereof, Assignee hereby assumes and agrees to pay, perform and discharge, fully and completely, (i) all liabilities, commitments, contracts, agreements, obligations or other claims against Assignor, whether known or unknown, asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise associated with the tokens (the “Liabilities”), including, but not limited to, any liabilities associated with Assignor spinning of units of DogeSPAC, LLC to Assignor’s shareholders.

2.2

Further Assurances. Assignee shall from time to time after the date hereof at the request of Assignor and without further consideration execute and deliver to Assignor such additional instruments of assumption in addition to this Transfer and Assumption Agreement as Assignor shall reasonably request to evidence more fully the assumption by Assignee of the Liabilities, if any, including but not limited to, assistance in the spin-off of Units issued by Assignee to Assignor for further distribution to Assignor’s shareholders. The above Units shall be spun off as restricted securities. Upon spin off, Assignor will have fulfilled its obligations under this agreement and neither party will own an interest in the other party.

2.3

Headings. The descriptive headings contained in this Transfer and Assumption Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Transfer and Assumption Agreement.

2.4

Governing Law. This Transfer and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed entirely within that state, except that any conveyances made herein shall be governed by the laws of the respective jurisdictions in which such property is located.

IN WITNESS WHEREOF, this Transfer and Assumption Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

ASSIGNOR

KRONOS ADVANCED TECHNOLOGIES, INC.

By /s/ Michael Rubinov

Michael Rubinov, President

ASSIGNEE

DogeSPAC, LLC.

By /s/ Michael Rubinov

Michael Rubinov, Manager